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Exhibit 99.1

Contacts:

Jack M. Swig

MFIC Corporation

Tel. 617-969-5452

E-mail: info@mfics.com

Sarah Cavanaugh

MacDougall Biomedical Communications

Tel. 781-235-3060

E-mail: scavanaugh@macbiocom.com

FOR IMMEDIATE RELEASE

MFIC Corporation Announces First Quarter 2008 Financial Results

Reports highest first-quarter revenue and first-quarter backlog in the history of the Company’s Microfluidics Division

NEWTON, MA, May 13, 2008—MFIC Corporation (OTCBB: MFIC) today reported financial results for the quarter ended March 31, 2008. MFIC is an industry-leader in high-shear liquid processing equipment to produce the most uniform and smallest liquid and solid particles available for the biotech, pharmaceutical, chemical, personal care and food industries.

MFIC reported that for the first quarter ended March 31, 2008, the Company recorded negative EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $410,000 or ($.04) per basic and diluted share. This compares to the first quarter of 2007, where the Company reported negative EBITDA of $389,000 or ($.04) per basic and diluted share. For the first quarter 2008, the Company posted revenues of approximately $3.5 million compared to $2.8 million during the first quarter of 2007, representing an increase of almost 26% and marking the highest first-quarter revenue in the history of the Company’s Microfluidics Division. For the first quarter ended March 31, 2008, the Company posted a net loss of $445,000 or $.04 per basic and diluted share, as compared with a net loss of $417,000 or $.04 per basic and diluted share, for the quarter ended March 31, 2007. Of note, the first quarter of 2008 included a charge of $130,000 associated with the retirement of Robert Bruno, President and Chief Operating Officer, and the departure of Thomas Hoarty, Vice President of Marketing and Sales, and $110,000 in charges primarily associated with the strategic planning process and also related to the recruitment of the new leadership team.

The Company’s order backlog at March 31, 2008 was $4.1 million compared to backlog of $2.9 million as of March 31, 2007. The first quarter 2008 backlog is the highest first-quarter backlog in the history of the Company’s Microfluidics Division.

“Over the last quarter, MFIC established major elements of the foundation of our global growth strategy,” said Michael C. Ferrara, Chief Executive Officer. “Consistent with our plan to invest in the Company in 2008, we made important additions to our senior management team hiring individuals with exceptional experience in global sales and distribution and operations and quality. We undertook a number of initiatives to build upon the overall quality of our products while also lowering our production costs and lead times. We are actively expanding our distribution channels in North America, Asia and Europe and we recently presented our global growth strategy to our worldwide sales representatives and distributors.”

MFIC has recently accomplished a number of significant milestones:

•                                          Continued impressive sales of the M-110P Microfluidizer® Processor, an innovative benchtop “Plug and Play” machine. As of March 31, 2008, the Company has shipped seven M-110P units and there are 24 units in backlog.

•                                          Restructured the sales organization, including the hiring of a new global sales leadership team with extensive experience in global sales, marketing and distribution. The new leadership team recently coordinated and held sales meetings for both North America and Asia sales representatives and distributors and is working with individual representatives and distributors to establish sales goals for the remainder of the year.

•                                          Launched major quality initiative with the appointment of William Conroy as Vice President of Operations and Engineering. Since assuming the position in March, Mr. Conroy has established and implemented operational performance metrics for the Company’s product development and manufacturing departments and begun to address quality improvement and cost reduction opportunities.

•                                          Completed a customer- and employee-focused renovation of MFIC headquarters, including more efficient and productive manufacturing space utilization and the creation of meeting space available for use by global customers and suppliers during their visits to MFIC.

About MFIC Corporation:

MFIC Corporation, through its Microfluidics Division, designs, manufactures and distributes proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics/personal care and food industries. MFIC applies its 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to MFIC equipment customers.

EBITDA and Non-GAAP Measures

In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, the Company may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

One specific non-GAAP measure used by the Company is “EBITDA”, which is defined as earnings before interest, taxes, depreciation and amortization. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits.

Forward-Looking Statement:

Management believes that this release contains forward-looking statements that are subject to certain risks and uncertainties including statements relating to the Company’s plan to achieve, maintain and/or increase growth in revenue and/or market share, to achieve, maintain and/or increase operating profitability and/or to achieve, maintain and/or increase net operating profitability.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results achieved by the Company to differ materially from those described in the forward-looking statements.  The Company cautions investors that there can be no assurance that the actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including but not limited to the following risks and uncertainties: (i) whether the performance advantages of our Microfluidizer materials processing equipment will be realized commercially or that a commercial market for the equipment will continue to develop, (ii) whether the timing of orders will significantly affect quarter to quarter revenues and resulting net income results for a particular quarter, which may cause increased volatility in our stock price, (iii) whether we will have access to sufficient working capital through continued and improving cash flow from sales and ongoing borrowing availability, the latter being subject to our ability to maintain compliance with the covenants and terms of our loan agreement with our senior lender, (iv) whether our Microfluidics Reaction Technology will be adopted by customers as a means of producing innovative materials in large quantities, (v) whether we are able to deploy prototype Microfluidics Reaction Technology systems for nanoparticle production and then manufacture and introduce commercial production Microfluidics Reaction Technology equipment, and (vi) whether we will achieve a greater proportion of our sales in the future through the sale of advanced processor production systems.

- Financial Charts Follow -

MFIC CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended March 31,
	2008	2007
Revenues	$3,522	$2,801
Cost of sales	1,609	1,194
Gross profit	1,913	1,607

Operating expenses:
Research and development	491	536
Selling	932	824
General and administrative	941	677
Total Operating expenses	2,364	2,037
Loss from operations	(451)	(430)
Interest expense	(5)	(8)
Interest income	11	21
Net loss	$(445)	$(417)

Net loss per common share:
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

Weighted average number of common and common equivalent shares outstanding:
Basic	10,260,482	10,123,084
Diluted	10,260,482	10,123,084

U.S. GAAP to Non-GAAP Measure Reconciliations and

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2008	2007
Net loss	$(445)	$(417)
Net interest income	(6)	(13)
Depreciation and amortization	41	41
EBITDA (Non-GAAP Measure)	$(410)	$(389)
Weighted average number of common and common equivalent shares outstanding:
Basic	10,260,482	10,123,084
Diluted	10,260,482	10,123,084

EBITDA per common share (Non-GAAP Measure):
Basic	$(.04)	$(.04)
Diluted	$(.04)	$(.04)

Summary Consolidated Unaudited Balance Sheet Information

(Unaudited — in thousands)

	March 31, 2008	December 31, 2007
Current Assets*	$6,475	$5,972
Current Liabilities	$2,728	$1,590
Total Stockholders’ Equity	$4,387	$4,767

*Cash on hand at March 31, 2008 is $1,023